UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2011

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01        Entry into a Material Definitive Agreement.

One February 1, 2011, ZIOPHARM Oncology, Inc. (the “Company”) and Intrexon Corporation entered into an amendment (the “Amendment”) to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated January 6, 2011. Under the Stock Purchase Agreement, if requested by the Company and subject to certain restrictions and limitations, Intrexon has agreed to purchase securities in conjunction with future securities offerings of the Company that constitute “Qualified Financings,” subject to an aggregate equity purchase commitment of $50,000,000. Reference is made to the description of the Stock Purchase Agreement included in the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on January 12, 2011. Under the Amendment, the parties agreed that in the event that Intrexon voluntarily elects to purchase securities in a Qualified Financing for which the Company does not request that Intrexon participate, the aggregate purchase price paid by Intrexon for such securities shall be applied against and reduce the then remaining maximum amount of Intrexon’s $50,000,000 aggregate equity purchase commitment. The foregoing descriptions of the Stock Purchase Agreement and the Amendment are qualified in their entirety by reference to such agreements, which are incorporated herein by reference.  A copy of the Stock Purchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on January 12, 2011.  A copy of the Amendment is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Amendment to Stock Purchase Agreement dated February 1, 2011 between ZIOPHARM Oncology, Inc. and Intrexon Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: February 7, 2011		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement dated February 1, 2011 between ZIOPHARM Oncology, Inc. and Intrexon Corporation